Exhibit 5.1
Seaport World Trade Center West
155 Seaport Boulevard
Boston, MA 02210-2600
617 832 1000 main
617 832 7000 fax
August 4, 2009
Inverness Medical Innovations, Inc.
51 Sawyer Road
Suite 200
Waltham, MA 02453

Re:	Post-Effective Amendment No. 1 to Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 1 to Registration Statement No. 333-158542 on Form S-3 (as amended, the “Registration Statement”) being filed by the Company and those subsidiaries of the Company listed on Schedule I hereto (collectively, the “Guarantors”, and together with the Company, the “Registrants”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.
     You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus provides for the offering of an unspecified amount of the following securities: (i) shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (“Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Units (each as defined below) (“Warrants”) (iv) stock purchase contracts covering the purchase of Common Stock, Preferred Stock, Depositary Shares or other securities or property (“Stock Purchase Contracts”), (v) depositary shares representing fractional or multiple shares of Preferred Stock (“Depositary Shares”), (vi) one or more series of the Company’s debt securities (collectively, “Debt Securities”), which may be guaranteed by one or more of the Guarantors, and which may be issued pursuant to an indenture between the Company, as issuer, and a trustee to be named therein (the “Trustee”), in the form attached as Exhibit 4.12 to the Registration Statement (as such indenture may be amended or supplemented from time to time, the “Indenture”), (vii) guarantees of the Company’s obligations under Debt Securities by one or more of the Guarantors (the “Guarantees”), and (viii) units

Inverness Medical Innovations, Inc.
August 4, 2009

comprised of two or more of the foregoing (“Units”). The Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts, Depositary Shares, Debt Securities, Guarantees and Units are collectively referred to as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof.
     We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and the Guarantors and others. We have not independently verified such factual matters.
     In expressing our opinions below, we have assumed, with your consent, that:
     (a) the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;
     (b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);
     (c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;
     (d) a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;
     (e) the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the relevant Registrants, as applicable;
     (f) the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement

Inverness Medical Innovations, Inc.
August 4, 2009

(including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);
     (g) the Indenture, as executed and delivered, will comply in all applicable respects with the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations promulgated thereunder, and the Indenture will have been duly qualified under the Trust Indenture Act prior to the offering and sale of Debt Securities or Guarantees;
     (h) the Securities offered and sold and the terms of the Indenture, as executed and delivered, do not and will not violate any applicable law or the organizational documents of any relevant Registrant or result in a default under or breach of any agreement or instrument binding upon any relevant Registrant;
     (i) the relevant Registrants will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered and to execute and deliver the Indenture;
     (j) the Securities offered and sold and the terms of the Indenture, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the relevant Registrants, whether imposed by any court or governmental or regulatory body having jurisdiction over the relevant Registrants;
     (k) a definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and
     (l) any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, Sections 547 and 548 of the United States Bankruptcy Code and Article 10 of the New York Debtor and Creditor Law); (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies

Inverness Medical Innovations, Inc.
August 4, 2009

    We express no opinion as to (i) the waiver of rights or defenses contained in Section 4.05 of the Indenture, (ii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, (iii) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iv) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (v) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (vi) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vii) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (viii) any provision requiring the payment of interest on interest, (ix) the creation, validity, attachment, perfection, or priority of any lien or security interest, (x) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (xi) waivers of broadly or vaguely stated rights, (xii) provisions for exclusivity, election or cumulation of rights or remedies, (xiii) provisions authorizing or validating conclusive or discretionary determinations, (xiv) grants of setoff rights, (xv) proxies, powers and trusts, (xvi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xvii) provisions purporting to make a guarantor primarily liable rather than as a surety, (xviii) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xix) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xx) compliance with any usury laws, (xxi) the severability, if invalid, of provisions to the foregoing effect, (xxii) the securities or “Blue Sky” laws of any state to the offer or sale of the Securities and (xxiii) the antifraud provisions of the securities or other laws of any jurisdiction.
     To the extent that the obligations of the Company under Debt Securities or of the Guarantors under Guarantees may be dependent upon such matters, we have assumed for purposes, with your consent, that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Trustee has and will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture, (iii) the Trustee is and will be duly qualified to engage in the activities contemplated by the Indenture, (iv) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes and will constitute the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms, and (v) the Trustee is and will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

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August 4, 2009

     We have also assumed, with your consent, that: (i) the Debt Securities, the Indenture, any related supplemental indenture or resolutions of the Company’s board of directors or officers’ certificate establishing the terms thereof, and the Guarantees will be governed by the internal laws of the State of New York; (ii) the Depositary Shares and any related deposit agreement, the Warrants and any related warrant agreement, the Stock Purchase Contracts and any related stock purchase contract agreements, the Units and any related unit agreement (collectively with the documents set forth in (i) above, the “Documents”) will be governed by the internal laws of The Commonwealth of Massachusetts; (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto; (iv) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the relevant Registrants, enforceable against each of them in accordance with their respective terms; and (v) the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.
     We are opining herein only as to the federal laws of the United States, the internal laws of the State of New York (solely with respect to whether or not the Debt Securities and the Guarantees are the valid and binding obligations of the Company and the Guarantors, respectively), the internal laws of The Commonwealth of Massachusetts, and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported Delaware judicial decisions interpreting such law and such provisions), in each case as in effect on the date of this opinion, and we express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to issue up to an aggregate of 150,000,000 shares of Common Stock. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 150,000,000 shares), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable.

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August 4, 2009

     2. The Company has the authority pursuant to the Charter to issue up to an aggregate of 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares of Preferred Stock previously issued, designated or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 5,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities into or for which such shares of Preferred Stock may be convertible, exchangeable or redeemable), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
     3. When (a) a warrant agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. When (a) a stock purchase contract agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such stock purchase contract agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Stock Purchase Contracts have been duly established in accordance with such stock purchase contract agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Stock Purchase Contracts), and (c) the related Stock Purchase Contracts have been duly executed, issued and delivered against payment

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August 4, 2009

therefor in accordance with such stock purchase contract agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities underlying the Stock Purchase Contracts), such Stock Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     5. When (a) a deposit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such deposit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Depositary Shares), (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with the depositary, and (d) the Depositary Shares have been duly executed, issued and delivered against payment therefor in accordance with such deposit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Preferred Stock underlying the Depositary Shares), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     6. When (a) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (b) the Debt Securities and any required amendment or supplement to the Indenture have been duly established in accordance with the Indenture and all applicable law by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed, issued and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture (as so amended or supplemented), the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities into or for which such Debt Securities may be convertible, exchangeable or redeemable), such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     7. When (a) the conditions set forth in clauses (a) and (b) in numbered paragraph 6 above have been satisfied with respect to particular Debt Securities, and (b)

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August 4, 2009

the Guarantees relating to such Debt Securities and any required amendment or supplement to the Indenture have been duly established in accordance with the Indenture and all applicable law by all necessary corporate or limited liability company action, as the case may be, of the relevant Guarantors (including, without limitation, the adoption by the board of directors, the manager or managers, or the members of the relevant Guarantors, as applicable, of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Guarantees), duly executed, issued and delivered on behalf of the Guarantors against payment therefor in accordance with the terms and provisions of the Indenture (as so amended or supplemented), the applicable Purchase Agreement and all applicable law, such Guarantees will constitute legally valid and binding obligations of the relevant Guarantors, enforceable against the relevant Guarantors in accordance with their respective terms.
     8. When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and such (c) Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement and any and all required post-effective amendments thereto are effective.
     This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.
     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Inverness Medical Innovations, Inc.
August 4, 2009

Very truly yours, FOLEY HOAG llp
By:	/s/ John D. Patterson, Jr.
a Partner

Inverness Medical Innovations, Inc.
August 4, 2009

Schedule I
Advantage Diagnostics Corporation
Alere LLC
Alere CDM LLC
Alere Healthcare of Illinois, Inc.
Alere Health Improvement Company
Alere Health Systems, Inc.
Alere Medical, Inc.
Alere Wellology, Inc.
Alere Women’s and Children’s Health, LLC
Ameditech Inc.
Applied Biotech, Inc.
Binax, Inc.
Biosite Incorporated
Cholestech Corporation
First Check Diagnostics Corp.
First Check Ecom, Inc.
Genecare Medical Genetics Center, Inc.
Hemosense, Inc.
IM US Holdings, LLC
Innovacon, Inc.
Innovations Research, LLC
Innovative Mobility, LLC
Instant Technologies, Inc.
Inverness Medical, LLC
Inverness Medical — Biostar Inc.
Inverness Medical Innovations North America, Inc.
Inverness Medical International Holding Corp.
Inverness Medical International Holding Corp. II
Ischemia Technologies, Inc.
IVC Industries, Inc.
Matria of New York, Inc.
Matritech, Inc.
Ostex International, Inc.
Quality Assured Services, Inc.
Redwood Toxicology Laboratory, Inc.
RTL Holdings, Inc.
Selfcare Technology, Inc.
Wampole Laboratories, LLC